EXHIBIT 10.9

SECOND AMENDMENT OF LEASE
This Second Amendment of Lease, made and entered into this 23rd day of June, 2009 by and between St. John Properties, Inc., hereinafter called “Landlord” and Universal Security Instruments, Inc. hereinafter called “Tenant”.

RECITALS
This Second Amendment of Lease is made with reference to the following facts and objectives:

A.
By Lease dated November 4, 2008 and as modified by a First Amendment of Lease dated March 5, 2009 (collectively referred to as “Lease”) Tenant leased from Landlord and Landlord leased to Tenant certain real property consisting of approximately 12,000 square feet of area which are commonly known as 11407 Cronhill Drive, Suites A-D, Owings Mills, Maryland 21117 (the “Premises”).

B.	Said Lease is to expire March 31, 2019.
C.	Tenant desires to acquire additional square footage known as 11407 Cronhill Drive, Suite E, Owings Mills, Maryland 21117, consisting of an agreed upon 3,000 square feet (the “Additional Premises”).

NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1.
Commencing September 1, 2009, Tenant’s leased premises shall be increased from 12,000 square feet to 15,000 square feet, (hereinafter referred to as the “Leased Premises”). Also commencing September 1, 2009, Tenant’s pro-rata share as defined in the Lease shall be increased from nine and fourteen hundredths percent (9.14%) to eleven and forty three hundredths percent (11.43%).

2.	The lease term shall remain the same and expire March 31, 2019.

3.    Effective on September 1, 2009, the rent for the Leased Premises shall be as follows:
Annual Rent	Monthly Rent
$119,250.00	$9,937.50

3.	The Rent shall increase by three (3%) percent April 1, 2010 and each April 1 thereafter.

4.	Tenant shall provide Landlord with additional Security deposit of $1,687.50 making the total security deposit held by Landlord equal to $9,937.50.

5.
Landlord shall provide one (1) 8’x10’ opening in the existing warehouse wall to connect to expansion area.  Landlord will tie the existing lights and sprinkler system for expansion area into Tenant’s existing space.

6.	Tenant shall be given access to the expansion space as soon as Landlord’s work has been completed.

7.
Tenant shall have the one time right to give back Suite E and reduce its square footage back to 12,000 square feet without penalty on September 1, 2011 by providing Landlord ninety (90) days prior written notice.

8.	All other terms and conditions of the Lease are hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this SECOND AMENDMENT OF LEASE as of the day and year first above written.

Witness:	LANDLORD: St. John Properties, Inc.

By:	/s/	By:	/s/

Printed Name:	Richard Williamson

Title:	Senior Vice President

Witness:	TENANT: Universal Security Instruments, Inc.

By:	By:	/s/

Printed Name:	Harvey B. Grossblatt

Title:	President